UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2013

SONORA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
(Address of principal executive office)

1-877-513-7873
(Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2013- Sonora Resources Corp. ("Sonora" or the "Company"), a mineral exploration and development company focused on the acquisition and exploration of international silver and gold mining properties, is pleased to announce that on February 15, 2013, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Yale Resources Ltd. (“Yale”) to purchase all of the right, title and interest in and to the Los Amoles 2 and Los Amoles 3 Fracc.1 properties, consisting of 2,166 hectares located in the State of Sonora Mexico (the “Property”). Yale will use all commercially reasonable efforts to acquire title to the Los Amoles 4 property which is approximately an additional 2,200 hectares adjoining the Los Amoles 3 property.  The Company has agreed to purchase the Property from Yale by issuing 1,000,000 of restricted SURE common shares and making cash payments totaling US$200,000.

The Company will now acquire a 100% interest in the Property from Yale and cancel the Option Agreement dated November 26, 2010.  Pursuant to the Option Agreement, Sonora would have been required to incur the remaining exploration expenditures and to issue the remaining 200,000 common shares to acquire a 70% undivided beneficial and legal interest in the Property.

The previous option was exercisable on or before November 26, 2013, by Sonora issuing to Yale an aggregate of 1,000,000 common shares in the capital of Sonora, paying to Yale an aggregate of US$50,000 in cash, and incurring an aggregate of US$900,000 on eligible exploration expenditures on the Property.  Previously, Sonora has issued 800,000 common shares, paid US$50,000 to Yale and has spent approximately US$232,000 on eligible exploration expenditures on the Property.

First Majestic Silver Corp. (“First Majestic”), AG:NYSE, has advanced US$30,000 on behalf of Sonora pursuant to a Demand Promissory Note dated February 19, 2013.  Sonora will pay interest at a rate 1 Year LIBOR plus 3.5% per cent per annum for a maximum of six (6) months. The second payment of US$170,000 will be advanced by First Majestic upon transfer of 100% of the right, title and interest of the Property to Sonora. A second promissory note will be entered into between Sonora and First Majestic on the same terms.

The above description is intended only as a summary of such agreements.  The above agreements are filed as Exhibits 10.1-10.2 and are hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 15, 2013 by and between Sonora Resources Corp. and Yale Resources Ltd and related Mexican subsidiaries.

10.2	Promissory Note dated February 19, 2013 by and between Sonora Resources Corp. and First Majestic Silver Corp.

99.1	Press Release dated February 20, 2013 concerning the Asset Purchase Agreement dated February 15, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Date: February 20, 2013	By:	/s/ Juan Miguel Ríos Gutiérrez
Name: Juan Miguel Ríos Gutiérrez
Title: Chief Executive Officer

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 15, 2013 by and between Sonora Resources Corp. and Yale Resources Ltd and related Mexican subsidiaries.

10.2	Promissory Note dated February 19, 2013 by and between Sonora Resources Corp. and First Majestic Silver Corp.

99.1	Press Release dated February 20, 2013 concerning the Asset Purchase Agreement dated February 15, 2013.